UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

CULLINAN MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Management, Inc.

One Main Street, Suite 520

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws

As previously disclosed in the Registration Statement on Form S-1, as amended (File No. 333-251512) (the “Registration Statement”) of Cullinan Management, Inc. (the “Company”), prior to the completion of the initial public offering of the Company’s common stock (the “IPO”), the Company completed a series of transactions, collectively referred to as the “Reorganization.” In connection with the Reorganization, on January 7, 2021, the Company filed a certificate of amendment to the Company’s certificate of incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to increase the total number of authorized shares of common stock to 19,750,330 shares of common stock. Subsequent to the filing of the Charter Amendment, the Company filed a certificate of merger (“Certificate of Merger”) with the Secretary of State of the State of Delaware which merged Cullinan Oncology, LLC with and into the Company, with the Company as the surviving company (the “Merger”). Upon the effectiveness of the Certificate of Merger, the certificate of incorporation of the Company was amended and restated in its entirety in the form of an amended and restated certificate of incorporation (the “Amended Certificate”). The Amended Certificate amended and restated the Company’s certificate of incorporation in its entirety to, among other things: (i) authorize 223,000,000 shares of common stock and 195,740,065 shares of preferred stock and (ii) designate the powers, privileges, and rights of each class of capital stock of the Company. Upon the effectiveness of the Amended Certificate, the Company filed a certificate of amendment to the Amended Certificate (the “Split Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split whereby every 7.0390 shares of common stock then issued and outstanding was automatically combined into one share of common stock on a certificate-by-certificate basis. The Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Charter Amendment, Certificate of Merger, Amended Certificate and Split Amendment to be filed in connection with the Merger.

The foregoing description of the Charter Amendment, Certificate of Merger, Amended Certificate and Split Amendment is qualified by reference to the Amended and Restated Certificate of Incorporation, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on January 12, 2021, and in connection with the completion of the IPO, the Company filed a second amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s Board and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective immediately prior to completion of the IPO. The Restated Certificate amends and restates the Company’s existing amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 150,000,000 shares of common stock and (ii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on January 7, 2021 and in connection with the consummation of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon effectiveness of the Registration Statement, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation, as amended

3.2	Second Amended and Restated Certificate of Incorporation of Cullinan Management, Inc., as currently in effect

3.3	Amended and Restated Bylaws of Cullinan Management, Inc., as currently in effect

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cullinan Management, Inc.

Date: January 13, 2021	By:	/s/ Owen Hughes
Owen Hughes
President and Chief Executive Officer